                                    Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 20, 2025, relating to the financial statements of IPG Photonics Corporation and the effectiveness of IPG Photonic Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of IPG Photonics Corporation for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 20, 2025